UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2025
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Miami International Holdings, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-42805	26-1482385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
7 Roszel Road, Suite 1A
Princeton, New Jersey 08540
(Address of Principal Executive Offices)
Registrant’s Telephone Number, Including Area Code: (609) 897-7300
N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	MIAX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02 Unregistered Sales of Equity Securities.
On August 15, 2025, Miami International Holdings, Inc. (the “Company”) issued 4,525,000 shares of its common stock, par value $0.001 per share (“Common Stock”), upon the conversion (the “Conversion”) of all outstanding shares of the Company’s Series B preferred stock and nonvoting common stock outstanding as of June 30, 2025. The Conversion occurred immediately prior to the closing of the Company’s initial public offering (the “Offering”). The shares of Common Stock issued in the Conversion were issued in reliance on the exemption contained in Section 3(a)(9) of the Securities Act of 1933, as amended.
Item 8.01 Other Events.
On August 15, 2025, the Company completed the Offering. The Company sold 17,250,000 shares of Common Stock, which includes the exercise in full by the underwriters of their option to purchase an additional 2,250,000 shares of Common Stock, at a price to the public of $23.00 per share. The gross proceeds to the Company from the Offering were $396.8 million, before deducting underwriting discounts and commissions and offering expenses payable by the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 15, 2025

Miami International Holdings, Inc.

By: /s/ Thomas P. Gallagher
Thomas P. Gallagher
Chairman and Chief Executive Office